Exhibit 3.1 – Certificate of Incorporation

SECRETARY OF STATE

(The Great Seal of the State of Nevada)

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that REGENCY RESOURCES INC., did on December 11, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by law of said State of Nevada.

                                IN WITNESS WHEREOF, I have hereunto set my
                                hand and affixed the Great Seal of State, at my office
                                on December 11, 2006.

(Great Seal of the State of Nevada)                                                                                                   DEAN HELLER

                DEAN HELLER
                Secretary of State

                               By

                Certification Clerk